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                                                                  EXHIBIT 11(a)

                               CONSENT OF COUNSEL

                           AIM TAX-EXEMPT FUNDS, INC.



               We hereby consent to the use of our name and to the references to our firm under the captions "General Information Legal Counsel" in the Prospectuses and "Miscellaneous Information - Legal Matters" in the Statement of Additional Information, which are included in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (No. 33-66242) and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (No. 811-7890) on Form N-1A of AIM Tax-Exempt Funds, Inc.





                             /s/ Ballard Spahr Andrews & Ingersoll, LLP
                             ------------------------------------------
                             Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 22, 1998